UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2004

LUXEMBURG BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22471	39-1457904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Main Street Luxemburg, Wisconsin	54217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (920) 845-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

See Item 4.02.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 26, 2004, the Board of Directors of the Company’s wholly-owned subsidiary, Bank of Luxemburg, authorized an additional provision for loan losses of $500,000 above and beyond the normal monthly loan loss provision.  The additional provision related to commercial loans to two separate customers and was taken in response to a recent regulatory examination.  This additional charge was reported by the Company on Form 8-K filed with the Securities and Exchange Commission on Item 2.06 on November 1, 2004.

On December 14, 2004, in contemplation of a proposed Memorandum of Understanding to be entered into with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation, the Company’s Audit Committee and Board of Directors concluded that an additional provision for loan losses in an amount at least equal to the charge taken in the quarter ended September 30, 2004 should have more properly been taken in the quarter ended June 30, 2004.  As a result, the Company expects to file with the Securities and Exchange Commission a Form 10-QSB/A for the quarters ended June 30, 2004 and September 30, 2004, reflecting these restatements, as soon as practicable.  The Company’s Chief Executive Officer and Chief Financial Officer have discussed these matters with the Company’s independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2004	LUXEMBURG BANCSHARES, INC.

By: /s/ John A. Slatky
John A. Slatky President and Chief Executive Officer